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                                                                       EXHIBIT 1


                          NORTH AMERICAN PALLADIUM LTD.

                             MATERIAL CHANGE REPORT


TO:             British Columbia Securities Commission
                Alberta Securities Commission
                Saskatchewan Financial Services Commission, Securities Division Ontario Securities Commission
                Commission des valeurs mobilieres du Quebec
                Nova Scotia Securities Commission
                Securities Commission of Newfoundland and Labrador

ITEM 1.  REPORTING ISSUER
         ----------------

                The reporting issuer filing this material change report is North American Palladium Ltd. (the "Corporation"), Suite 2116, 130 Adelaide Street West, Toronto, Ontario, M5H 3P5.

ITEM 2.  DATE OF MATERIAL CHANGE
         -----------------------

                October 12, 2006.

ITEM 3.  NEWS RELEASE
         ------------

                A news release was issued on October 12, 2006 through CCN Matthews news wire service.

ITEM 4.  SUMMARY OF MATERIAL CHANGE
         --------------------------

                The Corporation announced that in the third quarter of 2006, the Lac des Iles mill produced 59,756 oz of palladium compared to 39,532 oz produced in the third quarter of 2005 and 57,326 oz in the second quarter of this year. This marks the third consecutive quarter of improved production reflecting higher recoveries and mill feed grades. The average palladium mill feed grade improved to 2.20 g/t compared to 1.47 g/t palladium in the third quarter of last year, significantly enhanced by higher grade underground ore.

                By-product metal production posted similar gains during the quarter - platinum: 5,612 oz vs. 4,567 oz in 2005; gold: 4,313 oz vs. 3,428 oz in 2005; nickel: 621,287 lbs vs. 399,852 lbs in
                2005; while copper declined to 1,261,765 lbs from 1,401,856 lbs in 2005. Precious metal production comprised of palladium, platinum and gold generally accounts for over 70% of total production by revenue.

ITEM 5.  FULL DESCRIPTION OF MATERIAL CHANGE
         -----------------------------------

                See attached news release dated October 12, 2006.

ITEM 6.  RELIANCE ON SUBSECTION 7.1(2) OR (3) OF NATIONAL INSTRUMENT 51-102
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                N/A

ITEM 7.  OMITTED INFORMATION
         -------------------

                N/A


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ITEM 8.  EXECUTIVE OFFICER
         -----------------

                Mary D. Batoff, Vice President, Legal & Secretary

                Tel.: 416-360-2655

ITEM 9.  DATE OF REPORT
         --------------

                October 18, 2006.